Exhibit 99.1

FibroGen Announces Retirement of Pat Cotroneo and Appointment of Juan Graham as Chief Financial Officer

SAN FRANCISCO, Aug. 16, 2021 (GLOBE NEWSWIRE) -- FibroGen, Inc. (NASDAQ: FGEN) announced the retirement of Pat Cotroneo, Chief Financial Officer, and the appointment of Juan Graham in that role. Pat will continue as Chief Financial Officer through September 6, 2021, and will remain with FibroGen through March 31, 2022 serving as Executive Advisor to the CEO to ensure a smooth transition.

“On behalf of the board, shareholders, and our employees, I want to thank Pat for his contributions as Chief Financial Officer and dedicated service over the past 21 years,” said Enrique Conterno, Chief Executive Officer, FibroGen. “With his leadership, FibroGen transitioned from a private to public company, and from a development stage to commercial stage company.”

Juan Graham will become Chief Financial Officer effective September 7, 2021, overseeing all finance operations. Mr. Graham has nearly two decades of global biopharmaceutical financial management and strategic planning experience.

“Juan’s extensive financial leadership and strategic planning come at a critical time for FibroGen as we look ahead to multiple significant clinical milestones,” said Mr. Conterno. “The depth and breadth of his financial experience is an ideal fit, and we are thrilled to welcome him to the FibroGen team.”

"I am excited about joining FibroGen and helping deliver the Company's vision in the advancement of breakthrough science and novel medicines in areas of high unmet clinical need for patients around the world," said Mr. Graham.

Mr. Graham was most recently Global Chief Financial Officer / Vice President Finance Supply Chain at Johnson & Johnson, Inc. Juan spent the last 20 years at Johnson & Johnson, Inc. in a variety of roles including VP Finance & Business Development,  Senior Finance Director, J&J Development Corporation / J&J Innovation , and Finance Director, Mergers & Acquisitions to name a few. Juan received his bachelor’s degree in Business Administration from the Monterrey Institute of Technology and Higher Education. He received his Master’s in Business Administration from the McGill University Graduate School of Business.

About FibroGen
FibroGen, Inc. is a biopharmaceutical company committed to discovering, developing, and commercializing a pipeline of first-in-class therapeutics. The Company applies its pioneering

Exhibit 99.1

expertise in hypoxia-inducible factor (HIF) and connective tissue growth factor (CTGF) biology to advance innovative medicines for the treatment of unmet needs. The Company is currently developing and commercializing roxadustat, an oral small molecule inhibitor of HIF prolyl hydroxylase activity, for anemia associated with chronic kidney disease (CKD). Roxadustat is also in clinical development for anemia associated with myelodysplastic syndromes (MDS) and for chemotherapy-induced anemia (CIA). Pamrevlumab, an anti-CTGF human monoclonal antibody, is in clinical development for the treatment of locally advanced unresectable pancreatic cancer (LAPC), Duchenne muscular dystrophy (DMD), and idiopathic pulmonary fibrosis (IPF). For more information, please visit www.fibrogen.com.

Forward-Looking Statements
This release contains forward-looking statements regarding our strategy, future plans and prospects, including statements regarding the development and commercialization of the company’s product candidates, the potential safety and efficacy profile of our product candidates, our clinical programs and regulatory events, and those of our partners. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will”, “should,” “on track,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. Our actual results may differ materially from those indicated in these forward-looking statements due to risks and uncertainties related to the continued progress and timing of our various programs, including the enrollment and results from ongoing and potential future clinical trials, and other matters that are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Report on Form 10-Q for quarter ended June 30, 2021 filed with the Securities and Exchange Commission (SEC), including the risk factors set forth therein. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement in this press release, except as required by law.

Contacts:

FibroGen, Inc.

Investors:

Michael Tung, M.D.

Corporate Strategy / Investor Relations

415.978.1434

mtung@fibrogen.com

Media:

GCI Health

FibroGenMedia@gcihealth.com